Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Jiayin Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A ordinary shares, par value US$0.000000005 per share(2)	Other	24,000,000 shares(3)	US$2.64(4)	US$63,270,000	.00015310	US$9,686.64
Total Offering Amounts					US$63,270,000		US$9,686.64
Total Fee Offsets							—
Net Fee Due							US$9,686.64
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the registration statement to which this exhibit 107 is a part includes an indeterminate number of additional Class A Ordinary Shares of the Registrant, which may be offered and issued under the 2019 Plan to prevent dilution from stock splits, stock dividends or similar transactions.
(2)
These Class A Ordinary Shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents four Class A Ordinary Shares. ADSs issuable upon deposit of the securities registered hereby have been registered under separate registration statements on Form F-6 (Registration Nos. 333-229579 and 333-279644).
(3)
An additional 24,000,000 Class A Ordinary Shares are being registered on the registration statement to which this exhibit 107 is a part to cover the additional Class A Ordinary Shares that may be issued under the 2019 Plan, as authorized by the board of directors of the Registration on April 28, 2025, which were not previously registered under the Registrant’s registration statement on Form S-8, as filed with the Securities and Exchange Commission on September 4, 2019 (File No. 333-233615).
(4)
Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s ADSs as reported on Nasdaq on April 22, 2025 divided by four, the then Class-A-Ordinary-Share-to-ADS ratio.